Exhibit 10.303
LOAN AGREEMENT
     THIS LOAN AGREEMENT (hereinafter, as it may be from time to time amended, modified, extended, renewed, refinanced and/or supplemented, referred to as this “Loan Agreement”), is made this 12th day of October, 2006 (the “Loan Closing Date”), by and between
     LIGAND PHARMACEUTICALS INCORPORATED, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and having a mailing address located at 10275 Science Center Drive, San Diego, California 92121, (hereinafter referred to as the “Borrower”),
     AND
     KING PHARMACEUTICALS, INC., a corporation duly organized and validly existing under the laws of the State of Tennessee and having a mailing address located at 501 Fifth Street, Bristol, Tennessee 37620 (hereinafter referred to as the “Lender”).
WITNESSETH :
     WHEREAS, the Borrower has requested that the Lender make available to the Borrower, and the Lender has agreed to make available to the Borrower, a commercial loan in an original principal amount of Thirty-Seven Million Seven Hundred Fifty Thousand Dollars ($37,750,000) (hereinafter, as it may be from time to time amended, modified, extended, renewed, refinanced and/or supplemented, referred to as the “Loan Facility”) solely for the purposes of the Permitted Use (as defined herein).
     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lender and the Borrower hereby covenants and agrees as follows:
ARTICLE I
DEFINITIONS
The following terms, as used in this Loan Agreement, shall have the following meanings, unless the context clearly indicates, provides or requires otherwise:
     1. “Base Rate” shall mean nine hundred fifty basis points (9.5%) per annum.
     2. “Base Rate Loan” shall mean a borrowing and advance of all or any portion of the Loan Facility which bears interest based upon the Base Rate.
     3. “Borrower” shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Loan Agreement.
     4. “Business Day” and “Business Days” shall mean for all purposes, any day other than Saturday, Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New York, New York.
     5. “Code” shall mean the Internal Revenue Code of 1986, as amended and/or modified from time to time, and any corresponding regulations promulgated with respect thereto.
     6. “Debt” shall mean all principal, interest, fees and other sums, liabilities and obligations of any nature whatsoever which shall or may become due and payable by the Borrower to the Lender pursuant to the terms, conditions and provisions of this Loan Agreement, the Note, and all of the other Loan Documents.
     7. “Default Rate” shall mean a rate of interest equal to two hundred basis points (2.0%) over and above the Base Rate.
     8. “Deposit Account Control Agreement” shall mean that certain Deposit Account Control Agreement dated of even date herewith executed by Comerica Bank, Borrower and Lender, or such successor deposit account control agreement agreed to between Borrower and Lender.
     9. “Encumbrance” shall mean any lien (statutory or otherwise), claim, charge, option, security interest, pledge, mortgage, restriction, financing statement or similar encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).
     10. “Event of Default” or “Events of Default” shall have the meaning assigned and ascribed to such terms as set forth in Article IV of this Loan Agreement.
     11. “GAAP” shall mean United States generally accepted accounting principles as are in effect from time to time, applied on a consistent basis both as to classification of items and amounts.
     12. “Governmental Authority” or “Governmental Authorities” shall mean all Federal, state, county and local governmental authorities having jurisdiction over the Loan Facility, the Borrower and/or the Property.
     13. “Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person, for, or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including, without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any guaranty of indebtedness for borrowed money.
     14. “King Purchase Agreement” shall mean that certain Purchase Agreement, dated September 6, 2006, entered into by Lender, King Pharmaceuticals Research and Development, Inc. and Borrower.
     15. “Lender” shall have the meaning assigned and ascribed to such term as set forth in the preamble to this Loan Agreement.
     16. “Loan Agreement” shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Loan Agreement.
     17. “Loan Closing Date” shall have the meaning ascribed and assigned to such term as set forth in the preamble of this Loan Agreement.
     18. “Loan Documents” shall mean the collective reference to this Loan Agreement, the Note, the Security Agreement, the Deposit Account Control Agreement, the UCC-1 Financing Statements, and any other agreements, instruments, documents or certificates executed and/or delivered by the Borrower, Lender and/or any other Person pursuant to the Loan Facility, together with all amendments, modifications or supplements to any or all of them.
     19. “Loan Facility” shall have the meaning ascribed and assigned to such term in the first recital of this Loan Agreement.
     20. “Material Adverse Change” shall mean any set of circumstances or events which (i) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Loan Agreement or any other Loan Document, (ii) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower, taken as a whole, or (iii) impairs materially or could reasonably be expected to impair materially the ability of the Borrower, taken as a whole, to duly and punctually pay its Indebtedness and perform its other obligations.
     21. “Maturity Date” shall mean the earlier of:
     (i) January 1, 2007, and
     (ii) the Closing Date (as defined in the King Purchase Agreement).
     22. “Note” shall mean that certain Secured Promissory Note dated of even date herewith, executed by the Borrower, as maker, in favor of the Lender, as payee, in the original principal amount of Thirty-Seven Million Seven Hundred Fifty Thousand Dollars ($37,750,000), as said Secured Promissory Note may be from time to time hereafter amended, modified, extended, renewed, refinanced, substituted, and/or supplemented.
     23. “Notice” shall have the meaning assigned and ascribed to such term as set forth and described in Article V, Paragraph 8 of this Loan Agreement.
     24. “Notice of Borrowing Request” shall mean with respect to a proposed borrowing pursuant to Article II, Paragraph 1(i) hereof, a written Notice of Borrowing Request duly executed by the Borrower and delivered to the Lender.
     25. “Organon” means Organon USA Inc.
     26. “Organon Agreement” means the Termination and Return of Rights Agreement, dated as of January 1, 2006, by and between Borrower and Organon.
     27. “Permitted Use” shall mean, and be limited to, the Borrower’s use of proceeds of the Loan Facility, as may be advanced by the Lender pursuant to the terms, conditions, and provisions of this Loan Agreement, for the limited purpose of Borrower paying Thirty-Seven Million Seven Hundred Fifty Thousand Dollars ($37,750,000) to Organon, which amount is due to be paid to Organon on or before October 15, 2006 pursuant to Section 3(c)(i) of the Organon Agreement.
     28. “Permitted Encumbrances” shall mean any statutory liens for current Taxes of Borrower not yet due and payable or (b) mechanics’, carriers’, workers’, repairers’, and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Borrower.
     29. “Person” or “Persons” shall mean any natural person, general partnership, limited partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture, limited liability company, bank or other organization whether or not a legal entity.
     30. “Potential Default” shall mean an event, condition, or situation which, with the giving of any required notice and/or the passage of any required grace or cure periods, or any combination of the foregoing, would constitute an Event of Default.
     31. “Property” shall mean the Collateral (as defined in the Security Agreement).
     32. “Requirement of Law” and “Requirements of Law” shall mean all Federal, state and local laws, rules, regulations, orders and other governmental approvals, permits or requirements applicable to the Property.
     33. “Security Agreement” shall mean that certain Security Agreement dated of even date herewith executed by the Borrower and Lender.
     34. “Taxes” shall have the meaning assigned and ascribed to such term as set forth in Article V, Paragraph 14(i) of this Loan Agreement.
     35. “Transfer” shall mean (i) any direct or indirect sale, transfer, assignment, license or conveyance of the Property, any portion thereof or any licenses or rights contained therein, and/or (ii) the termination or dissolution of the Borrower.
     36. “UCC-1 Financing Statements” shall mean a collective reference to any and all UCC-1 financing statements filed in connection with the Loan Facility, and any UCC-3 amendments or other modifications or supplements thereto.
ARTICLE II
LOANS AND ADVANCES
     1. The Loan Facility.
     (i) Availability.
     (a) Upon the Borrower’s compliance with the terms, conditions and provisions of Paragraph 4 below, the Borrower may on any Business Day, request that the Lender advance one hundred percent (100%) of the proceeds of the Loan Facility, by delivery to the Lender of a Notice of Borrowing Request during the day prior to the proposed Business Day of said advance. The Notice of Borrowing Request shall specify (x) the date of the proposed borrowing (which shall be a Business Day). Any such Notice of Borrowing Request shall be irrevocable and must be made for one hundred percent (100%) of the proceeds of the Loan Facility.
     (b) Pursuant to a Notice of Borrowing Request made pursuant to Article II, Paragraph 1(i)(a), the Lender shall make available to the Borrower one hundred percent (100%) of the proceeds of the Loan Facility which shall be used by Borrower only for the Permitted Use. Such proceeds shall be made available in immediately available funds directly to an account designated by Borrower. The Loan

Facility shall be evidenced by the Note.
     (c) The proceeds of the Loan Facility shall be used by the Borrower solely for the Permitted Use. Principal amounts prepaid or repaid shall not be available for re-borrowing.
     (d) In the event the Loan Closing Date has not occurred on or before October 20, 2006, this Agreement shall terminate in its entirety and neither Party shall have any further obligation to the other with respect to the subject matter of this Agreement.
     (ii) Interest; Payments of Principal and Interest.
     (a) Interest Rates and Payment of Interest.
     (1) All interest on the outstanding advances of principal of the Loan Facility, if due, shall be paid on the Maturity Date.
     (2) Interest shall be computed on each advance of proceeds of the Loan Facility at the Base Rate.
     (3) All computations of interest on the Loan Facility shall be calculated on the basis of the actual number of days elapsed over a three hundred sixty (360) day year.
     (4) Notwithstanding any provision herein or in any instrument now or hereafter securing the Loan Facility, the total liability for payments of interest, if due, or in the nature of interest, shall not exceed the limits imposed by any applicable laws. If the terms of this Loan Agreement require or shall require the Borrower to pay interest in excess of amounts allowed by law, the rate of interest payable shall be reduced immediately without action by the Lender, to the applicable maximum rate, and any excess payment made by the Borrower at any time shall be immediately and automatically applied to the unpaid balance of the outstanding principal due hereunder and not to the payment of interest. In the event of acceleration of the Note, the total charges for interest and in the nature of interest shall not exceed the maximum allowed by law, and any excess portions of such charges which may have been prepaid and cannot be applied to repayment of principal shall be refunded to the Borrower. The Borrower hereby agrees that in determining whether or not any interest payable under this Loan Agreement and/or the Note exceeds the highest applicable rate permitted by law, any non-principal payment including, without limitation, fees, costs and late charges shall be deemed to the extent permitted by law, to be an expense, fee or penalty not deemed interest by law.
     (c) Payments of Principal. Provided that the Lender has not exercised any of the remedies set forth and described in Article IV, Paragraph 2 of this Loan Agreement, there shall be no payments of principal required during the term of the Loan Facility.
     (d) Payment on Maturity Date. The Borrower shall repay to the Lender, the entire remaining outstanding principal balance of the Loan Facility, together with all accrued and unpaid interest, fees, expenses and any other sums due and owing to the Lender in connection with the Loan Facility, if any, on the Maturity Date.
     (iii) Payments.
     (a) Place for Payments. Payments in connection with the Loan Facility, including, without limitation, payments of principal and interest, if any, are payable at for the benefit of the Lender at:
Bank of America
Dallas, Texas
ABA/Routing: 111000012
Account: 3752181591
Account Name: King Pharmaceuticals, Inc.
or such other place as the Lender shall designate to the Borrower in writing, by wire transfer in United States Dollars. All such payments shall be applied first to the payment of any outstanding unpaid fees and expenses, next to the payment of interest, if any, with any balance to the payment and reduction of principal.
     (b) Time of Payment. All payments of principal, interest, and fees hereunder payable to the Lender shall be made without condition or reservation or right, in the applicable currency and in immediately available funds, delivered to the Lender not later than 1:00 p.m. (New York, New York time) on the date due, to such account of the Lender at the Lender’s office. Funds received by the Lender after that time and date shall be deemed to have been paid on the next succeeding Business Day.
     (c) Manner of Payment; Payment Invoice; Payment and Setoff on Closing. Prior to the Maturity Date, the Lender shall send an invoice to the Borrower reflecting the principal, accrued interest, if any, fees, costs, and other expenses due and owing hereunder. The payments of such principal, accrued interest, if any, fees, costs, and expenses shall be made without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any Taxes or other payments, other than in the event of such Maturity Date payments being made on the Closing Date (as defined in the King Purchase Agreement) occurring prior to January 8, 2007 in which case (1) the principal amount of the Debt, rather than being repaid by Borrower, shall instead be retained by Borrower and setoff against and reducing dollar-for-dollar the Purchase Price (as defined in the King Purchase Agreement) that is to be paid by King Pharmaceuticals, Inc. to Ligand Pharmaceuticals Incorporated upon the Closing of the transactions contemplated under the King Purchase Agreement, and (2) Lender shall waive and Borrower shall not be obligated to pay any accrued interest, fees, costs, or expenses relating to the Debt. Any such setoff and reduction in such Purchase Price shall be reflected on the closing balance sheet for the Closing (as defined in the King Purchase Agreement), and upon such Closing, the amounts due and owing hereunder shall be deemed to have been fully repaid by Borrower.
     (d) Payments on Non-Business Days. Whenever any payment to be made by the Borrower hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be deemed to be due on the next succeeding Business Day.
     (iv) Prepayments. Provided that no Event of Default shall have occurred and be continuing, the Borrower shall have the right to prepay in full the Loan Facility, provided that (a) the Borrower delivers to the Lender at least one (1) Business Day prior express written notice of its intention to prepay, and (b) any such prepayment shall be without prepayment premium or fee. Notwithstanding any such prepayment, interest due hereunder, if any, shall be determined on the Maturity Date.
     (v) Default Interest. Notwithstanding the rates of interest specified in Paragraph 1(ii)(a) above and the payment dates specified in Paragraph 1(ii)(a)(1), Paragraph 1(ii)(c), and Paragraph 1(v) above, effective immediately upon the occurrence of any Event of Default, for as long thereafter as any such Event of Default shall be continuing and to the extent permitted by law, the aggregate principal balance of the Loan Facility then outstanding and, to the extent permitted by applicable law, any interest payments on the Loan Facility not paid when due, shall bear interest payable upon demand at the Default Rate. The Borrower hereby acknowledges that: (a) such Default Rate is a material inducement to the Lender to make the Loan Facility available to the Borrower, (b) the Lender would not have made the Loan Facility available to the Borrower in the absence of the agreement of the Borrower to pay such Default Rate, (c) such Default Rate represents compensation for increased risk to the Lender that the Loan Facility will not be repaid, and (d) such Default Rate is not a penalty and represents a reasonable estimate of (1) the cost to the Lender in allocating its resources (both personnel and financial) to the on-going review, monitoring, administration, and collection of the Loan Facility and (2) compensation to the Lender for losses that are difficult to ascertain.
     2. The Note and the Security Agreement. The obligation of the Borrower to repay the Loan Facility is evidenced by the Note. All of the obligations of the Borrower under this Loan Agreement, the Note, and the other Loan Documents are fully secured by the Security Agreement. The Note and the Security Agreement are hereby made a part of this Loan Agreement, to the extent and with the same effect as if fully set forth herein. The unpaid amounts of the Loan Facility, as set forth and recorded on the books and records of the Lender, shall be presumptive evidence of the principal amount thereof owing under the Note, absent manifest error, but the failure to record any such amount on the books and records of the Lender shall not limit or affect the obligations of the Borrower hereunder or under the Note to make payments of principal and interest on the Loan Facility when due.
     3. No Obligation of the Lender as to Proper Application of Advances; Right to Setoff. Nothing contained in this Loan Agreement or in any of the other Loan Documents shall impose upon the Lender any obligation to see to the proper application of any proceeds of the Loan Facility by the Borrower or any other Person, and nothing shall prevent the Lender, at its option, from deducting from and setting off against any payments due to Lender (or Lender’s successors or assigns) any sums then due and owing to Lender by the Borrower for unpaid interest or for sums paid and expended by the Lender for taxes or assessments, for insurance, and like payments, pursuant to its rights under the terms of the Loan Documents.
     4. Conditions Precedent to Advances of Proceeds of the Loan Facility. Notwithstanding any other provision of this Loan Agreement to the contrary, no advance of proceeds of the Loan Facility shall be made to the Borrower by the Lender:
     (i) unless the Loan Documents shall be in full force and effect and no Event of Default or Potential Default shall have occurred and be continuing;
     (ii) unless the representations and warranties of the Borrower contained in the Loan Documents shall be true, complete, and correct in all material respects as if made on and as of the date of such requested advance of proceeds of the Loan Facility; and
     (iii) unless there shall be no action, suit, or proceeding pending against the Borrower in any court, or before or by any Governmental Authority, whether Federal, state, county, or municipal, which, if adversely decided, would be reasonably likely to result in a Material Adverse Change to the financial condition of the Borrower or to the ability of the Borrower, to perform its obligations under the Loan Documents.
ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
     1. Specific Additional Covenants of Borrower. To induce the Lender to enter into this Loan Agreement and to make the Loan Facility available to the Borrower, the Borrower hereby covenants and agrees to comply with each of the following terms and conditions:

     (i) The Borrower shall pay on the Loan Closing Date all fees and charges incurred in the procuring and making of the Loan Facility which are due and owing on or prior to the Loan Closing Date, including, without limitation, indebtedness tax incurred by the Lender, and fees and expenses relating to examination of title, title insurance premiums, surveys and mortgage recording, documentary, transfer or other similar taxes and revenue stamps.
     (ii) The Borrower shall not assign this Loan Agreement or the monies to be advanced and disbursed hereunder or convey, assign, pledge, encumber or mortgage (except for Permitted Encumbrances) any part of the Property without the prior express written consent of the Lender.
     (iii) The Borrower shall indemnify the Lender against claims of brokers arising by reason of the execution hereof or the consummation of the transactions contemplated hereunder.
     (iv) The Borrower shall comply with all restrictions, covenants, and easements affecting the Property.
     (v) The Borrower shall maintain business records in a commonly accepted manner, which records shall be available at its primary offices at all times and at all reasonable hours for inspection by the Lender.
     (vi) The Borrower shall not, without the prior express written consent of the Lender, create, incur, assume or suffer to exist any additional Encumbrances upon or with respect to the Property, other than Permitted Encumbrances.
     (vii) The Borrower shall provide, or cause to be provided, to the Lender, such financial information as may be requested by the Lender from time to time to evaluate the financial condition and cash flow of the Property and the Borrower.
     2. Representations and Warranties. To induce the Lender to enter into this Loan Agreement and to make the Loan Facility available to the Borrower, the Borrower hereby represents and warrants to the Lender, as follows:
     (i) The Borrower has the full power and authority to execute and deliver this Loan Agreement and the other Loan Documents, and the same constitute the binding and enforceable obligations of the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws now or subsequently in effect concerning the rights and remedies of creditors generally.
     (ii) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to consummate the transactions contemplated hereby.
     (iii) There are no actions, suits, or proceedings pending in any court, or before or by any Governmental Authority, whether Federal, state, county, or municipal, or, to the best knowledge of the Borrower, threatened, (A) against or affecting the validity or enforceability of the Security Agreement or the priority of the liens thereof, or (B) which, if adversely decided, would be reasonably likely to result in a Material Adverse Change to the financial condition of the Borrower or to the ability of the Borrower, when taken as a whole, to perform its obligations under the Loan Documents.
     (iv) Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority.

     (v) The consummation of the transactions hereby contemplated, performance of this Loan Agreement, the execution and payment of the Note, and the granting of the liens set forth in the Security Agreement have not and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement, operating agreement or other instrument to which the Borrower is a party or by which the Borrower or the Property may be bound or affected.
     (vi) The Borrower has not entered into any contract or arrangement of any other kind the performance of which by the other party thereto would give rise to a lien on the Property prior to the lien of the security interests set forth in the Security Agreement.
     (vii) There is no Encumbrances upon the Property (other than Permitted Encumbrances).
     (viii) There is no claim, whether of record or not (other than Permitted Encumbrances), which would constitute a cloud on the title to the Property, render the title of the Property unmarketable, or otherwise invalidate or have priority over the security interest of Lender therein, or any portion thereof.
     (ix) No Event of Default or Potential Default exists under the Loan Documents.
     (x) There has been no Material Adverse Change in the condition of the Borrower, financial or otherwise, since the last financial statements and reports furnished by the Borrower to the Lender and the information contained in said statements and reports is true and correctly reflects the financial condition of the Borrower as of the dates of the statements and reports.
     (xi) The tax identification number of the Borrower is 77-0160744.
     3. Negative Covenant of the Borrower. The Borrower hereby covenants that, as of the date hereof and at all times until the Loan Facility shall have been terminated and the Debt has been paid in full, the Borrower except for Permitted Encumbrances, shall not secure any other debt (whether senior, subordinate, or pari passu) with the Property.
ARTICLE IV
EVENTS OF DEFAULT
     1. Events of Default. The term “Event of Default” as used in this Loan Agreement shall mean the occurrence of any one or more of the following events:
     (i) Any representation or warranty made by the Borrower in this Loan Agreement or in any of the other Loan Documents, shall prove to have been false, incorrect or misleading in any material respect on the date as of which made; or
     (ii) The Borrower shall have failed to make to the Lender any payment of any interest, if any, on the Note when due; or
     (iii) The Borrower shall have failed to make to the Lender any payment of principal on the Note when due; or
     (iv) The Borrower shall have failed to duly observe or perform any covenant, condition or agreement with respect to the payment of monies on the part of the Borrower, to be observed or performed pursuant to the terms of the Loan Documents, other than the payment of principal and interest which shall be governed by subparagraphs (ii) and (iii) above and such default shall have remained uncured for a period of ten (10) days after written notice to the Borrower from the Lender; or
     (v) The Borrower shall have failed to duly observe or perform any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the terms of the Loan Documents other than the payment of monies which shall be governed by subparagraphs (ii), (iii), (iv)(a) and (iv) above, and such default shall have remained uncured for a period of thirty (30) days after written notice thereof to the Borrower by the Lender; provided, however, that if the Borrower is diligently proceeding to cure such default and said default by its nature and character cannot be cured within said thirty (30) day period, then the Borrower shall have an additional thirty (30) days within which to continue to diligently proceed to cure such default; or
     (vi) An Encumbrance shall have been filed against the Property and the Borrower shall have failed to procure within thirty (30) days after the same is filed, a cancellation of said lien or a discharge thereof, in the manner and form provided by law, or a bond against said Encumbrance, in form and amount satisfactory to the Lender; or
     (vii) If the Security Agreement made by the Borrower shall not give to the Lender at any time while the Loan Facility remains outstanding, a valid first lien on the Property, subject to Permitted Encumbrances, for the indebtedness to be secured thereby; or
     (viii) The Borrower shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of its assets; a custodian shall have been appointed with or without consent of the Borrower; the Borrower shall generally not be paying its debts as they become due; the Borrower shall have made a general assignment for the benefit of its creditors; the Borrower shall have filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with its creditors, or shall have taken advantage of any insolvency law, or shall have filed an answer admitting the material allegations of a petition in bankruptcy, reorganization or insolvency proceeding; or a petition in bankruptcy shall have been filed against the Borrower and shall not have been dismissed for a period of sixty (60) consecutive days, or if an Order for Relief has been entered under the Bankruptcy Code; or an order, judgment or decree shall have been entered without the application, approval or consent of the Borrower by any court of competent jurisdiction appointing a receiver, trustee, custodian or liquidator of the Borrower of a substantial part of its assets and such order, judgment or decree shall have continued unstayed and in effect for any period of sixty (60) consecutive days; or
     (ix) The Borrower shall have failed to duly observe the negative covenant of Borrower set forth in Article III, paragraph 3; or
     (x) Any judgment involving monetary damages shall be entered against the Borrower which shall become a lien on the Property or any portion thereof, if any, therein and such judgment is not bonded, satisfied, or vacated within thirty (30) days after its entry, and such judgment(s) shall involve monetary damages in the amount of at least $1 million individually or at least $3 million in the aggregate; or
     (xi) A writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in any of the properties or assets of the Borrower and such execution, attachment or similar process is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy, and such writ(s) of execution, attachment(s), or levy(s) shall involve monetary damages in the amount of at least $1 million individually or at least $3 million in the aggregate; or

     (xii) The occurrence of any Transfer; or
     (xiii) Seizure or foreclosure of any of the Property pursuant to process of law or by respect of legal self-help, unless such seizure or foreclosure is stayed or bonded within thirty (30) days after the occurrence of same; or
     (xiv) Any material breach of the King Purchase Agreement by Borrower.
     2. Remedies.
     (i) Upon the occurrence and during the continuance of any Event of Default described in the foregoing Paragraph 1(viii), the Loan Facility shall automatically and immediately terminate and the unpaid principal amount of any and all accrued interest and due fees on the Loan Facility shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower, and the obligation of the Lender to make any additional advances of proceeds of the Loan Facility shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, the commitment of the Lender hereunder shall automatically terminate and the Lender may, at its option and in its sole and absolute discretion, (a) declare the Debt immediately due and payable, whereupon all such Debt shall forthwith become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, (b) cease to make advances of proceeds of the Loan Facility, and (c) pursue any and all remedies provided for in the Loan Documents, or otherwise available.
     (ii) Upon the occurrence and during the continuance of an Event of Default, the Lender may institute and maintain foreclosure proceedings in accordance with the laws of the State of California.
     (iii) Upon the occurrence and during the continuance of an Event of Default, the Lender may institute legal proceedings (whether at law or in equity) to collect any obligations, liabilities and/or indebtedness in connection with the Loan Facility without instituting foreclosure proceedings.
     (iv) Upon the occurrence and during the continuance of an Event of Default, the Lender shall have the right, immediately and without notice or other action to set-off against the Borrower’s liabilities owed to the Lender under the Loan Documents (a) any money owed by the Lender in any capacity to the Borrower, whether due or not and/or (b) any property of the Borrower in the possession of the Lender, and the Lender shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such Event of Default, even though the actual book entries may be made at some time subsequent thereto.
     (v) Upon the occurrence and during the continuance of an Event of Default, the Lender may take any of the remedies otherwise available to it under any of the other Loan Documents.
     (vi) Upon the occurrence and during the continuance of an Event of Default, the Lender may take any of the remedies otherwise available to it as a matter of law or equity.

ARTICLE V
MISCELLANEOUS
     1. Incorporation of Provisions. The Note and the Security Agreement are subject to the conditions, stipulations, agreements and covenants contained herein to the same extent and effect as if fully set forth therein. In the event of any conflict with respect to the terms, conditions and provisions of the Loan Agreement, the Note and/or the Security Agreement, the terms, conditions, and provisions of this Loan Agreement shall prevail.
     2. Further Assurances. The Borrower shall, on demand of the Lender, do any act or execute any additional documents reasonably required by the Lender to secure the Note or confirm the lien of the Security Agreement as a valid first lien with respect to the Property at all times after the various portions of the Property have become subject to the lien of the Security Agreement.
     3. Construction of Agreement. The titles and headings of the paragraphs of this Loan Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Loan Agreement. References in this Loan Agreement to “approval”, “satisfactory” and “reasonably” shall not be interpreted as justifying arbitrary rejection, but shall connote a reasonable application of judgment, taking into consideration institutional lending practice.
     4. Parties Bound, Etc. The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, and their respective successors and assigns (except as otherwise prohibited by this Loan Agreement).
     5. Amendments and Waivers. No amendment or modification of any provision of this Loan Agreement or the other Loan Documents shall be effective without the written agreement of the Lender and the Borrower. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
     6. Governing Law. This Loan Agreement is and shall be deemed to be a contract entered in pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.
     7. Severability. If any term, covenant or provision of this Loan Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Loan Agreement shall be construed without such term, covenant or provision.
     8. Notices. Any notice, request, demand, direction or other communication (for purposes of this Paragraph 8 only, referred to as a “Notice”) to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing or confirmed facsimile transmission. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names set forth on the signature pages below or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Paragraph 8. Any Notice shall be effective:
     (i) In the case of hand-delivery, when delivered;
     (ii) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

     (iii) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);
     (iv) If given by any other means (including by overnight courier), when actually received.
     9. Fees and Expenses. Upon the occurrence of any Event of Default, the Borrower shall pay to the Lender, upon demand, all expenses incurred by the Lender in connection with the collection of the Debt, the enforcement of the Loan Documents and in curing any defaults under the Loan Documents (including, without limitation, attorneys’ fees and any and all post-judgment collection costs and expenses), with interest thereon at the Default Rate; provided that such interest rate shall in no event exceed the maximum interest rate which Borrower may by law pay, from the date incurred by the Lender to the date of repayment to the Lender, which sums and interest shall be secured by the Security Agreement.
     10 Counterparts. This Loan Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all such counterparts together shall constitute but one and the same instrument.
     11. Lender’s Obligation to Advance Proceeds of the Loan Facility. All conditions of the obligation of the Lender to make advances of proceeds of the Loan Facility hereunder are imposed solely and exclusively for the benefit of the Lender and its assigns and no other Person or Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person or Persons shall, under any circumstances, be deemed to be a beneficiary or beneficiaries of such conditions, any and all of which may be waived in whole or in part by the Lender if in its sole and absolute discretion it deems it advisable to do so.
     12. Taxes.
     (i) Payments Net of Taxes. All payments made by the Borrower under this Loan Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authorities, including, without limitation, any taxes assessed by the United States of America and/or any state in the United States of America, and all liabilities with respect thereto, excluding net income or franchise taxes imposed by any jurisdiction in which the Lender’s lending offices which make or book loans are located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, deductions, charges, fees or withholdings of such Governmental Authorities, including, without limitation, any taxes assessed by the United States of America and/or any state in the United States of America, being hereinafter collectively referred to as the “Taxes”). If any Taxes are required to be withheld or deducted from any amounts payable under this Loan Agreement or any other Loan Document (including, without limitation, as a result of any change in law arising after the Closing Date), the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Loan Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Loan Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof.
     (ii) Indemnity. The Borrower hereby agrees to indemnify the Lender for the full amount of all Taxes attributable to payments by or for the benefit of the Borrower hereunder or under any of the other Loan Documents paid by the Lender (including any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any failure to pay such Taxes and whether arising from the simple negligence of the Lender), whether or not such Taxes were correctly or legally asserted, excluding any of the foregoing arising out of the Lender’s gross negligence or willful misconduct. The amount of Taxes due pursuant to the preceding sentence shall only be payable to the extent such Taxes exceed the amount of Taxes paid pursuant to Paragraph 12(i) above. Such indemnification shall be made promptly upon the Borrower’s receipt of the Lender’s written demand therefor, together with the calculation thereof and the basis therefor.
     (iii) Lender will not assign any right with respect to the Loan to any lender of the Lender that is not incorporated under the laws of the United States of America or a state thereof.
     (iv) The Lender, when claiming amounts payable under this Paragraph 12, shall use reasonable efforts to mitigate taxes (e.g., changing the jurisdiction of its lending office) if such efforts would reduce the amounts payable under this Paragraph 12 and would not be disadvantageous to it.
     (v) Upon the payment in full to the Lender with respect to Taxes under this Paragraph 12, the Borrower shall be subrogated to all rights of the applicable Lender or the Lender to seek recovery or reimbursement from any Person of such amounts. Provided the Lender has complied with the terms of this Paragraph 12, there shall be no right of the Borrower to recover or receive reimbursement against or from the Lender for foreign tax credits in respect of the Lender’s taxable income in respect of such Taxes. The Lender shall reasonably assist the Borrower to recover amounts paid pursuant to this Paragraph 12 from the relevant taxing authority. If Lender subsequently recovers, or receives a net tax benefit with respect to any amount of Taxes paid or indemnified by the Borrower, then the Lender shall pay to the Borrower the amount of any such recovery or net tax benefit within thirty (30) days of the receipt of such refund.
     (vi) All payments made pursuant to this Paragraph 12 shall be treated by the relevant parties as additional interest hereunder.
(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered by their proper and duly authorized representatives, all as of the day and year first above written.

BORROWER: Ligand Pharmaceuticals Incorporated, a Delaware corporation
By:	/s/ Paul Maier
	Name:	Paul V. Maier
	Title:	Senior Vice President and CFO

Notice Address for the Borrower:

Ligand Pharmaceuticals Incorporated
10275 Science Center Drive
San Diego, California 92121
Telecopy No. (858) 550-7875
Attention: General Counsel

With a copy to:

Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
Telecopy No. (858) 523-5450
Attn: Scott Wolfe
Attn: Faye Russell

[Signature Page To Loan Agreement]

LENDER: King Pharmaceuticals, Inc., a Tennessee corporation
By:	/s/ Brian Markison
	Name:	Brian Markison
	Title:	CEO

Notice Address:

501 Fifth Street, Bristol, TN 37620
Attention: General Counsel

Telecopy No. 4239902566

With a copy to:

Reed Smith LLP
Princeton Forrestal Village
136 Main Street, Suite 250
Princeton, New Jersey 08540
Attention: Andres Liivak
Telecopy No. (609) 951-0824

[Signature Page To Loan Agreement]